UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2012

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Evolution Petroleum Corporation, a Nevada corporation (the “Company”) is filing this Amendment No. 2 to Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K filed with the SEC on April 23, 2012 (the “Original Form 8-K”) as amended by the Amendment No. 1 to Form 8-K filed with the SEC on June 22, 2012 (the “Amendment No. 1”).  The purpose of this Amendment is to re-file Exhibit 10.1 and Exhibit 10.2 to respond to comments received from the staff of the SEC on such exhibits and the Exhibit Index.  Confidential treatment has been requested for portions of Exhibit 10.1.  Except as otherwise disclosed in this Amendment, the Company has not otherwise modified the disclosures presented in the Original Form 8-K, as amended by Amendment No. 1.  This Amendment should be read in conjunction with the Original Form 8-K as amended by Amendment No. 1.

Item 9.01.      Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1†	Lease Acquisition Agreement dated April 17, 2012 between Evolution Petroleum OK, Inc., and Orion Exploration Partners, LLC.
10.2	Participation and AMI Agreement dated April 17, 2012 between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc.

† Confidential treatment has been requested for portions of this exhibit and replacing it with asterisks. These portions have been omitted from this Current Report on Form 8-K and submitted separately to the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: August 21, 2012	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1†	Lease Acquisition Agreement dated April 17, 2012 between Evolution Petroleum OK, Inc., and Orion Exploration Partners, LLC.
10.2	Participation and AMI Agreement dated April 17, 2012 between Orion Exploration Partners, LLC and Evolution Petroleum OK, Inc.

† Confidential treatment has been requested for portions of this exhibit and replacing it with asterisks. These portions have been omitted from this Current Report on Form 8-K and submitted separately to the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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